UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 14, 2010

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Med Gen Inc.

(Exact name of registrant as specified in its charter)

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Nevada	000-29171	65-0703559
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

Lorin R. Streim, Esq.

(Director, Vice President & Secretary)

 (20 Peachtree Court – Suite 100, Holbrook, New York  11741)

877-570-1581

(Registrant’s telephone number, including area code)

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 1 – REGISTRANT'S BUSINESS AND OPERATIONS

Item 8.01

Other Events.

The Company has been approved by FINRA for a 1:30 reverse stock split for its common stock, effective August 4, 2010.  The symbol will remain “MDIN”.  All fractional shares will be rounded up.  The Company had 11,370,749,992 shares of common stock outstanding and post split will have 379,024,992 shares of common stock outstanding.  This corporation action was approved by resolution of both the Board of Directors and the majority shareholders of the Company on July 13, 2010.

The Company also recently changed its name to NorthStar Global Business Services, Inc. with a Certificate of Amendment filed with the Nevada Secretary of State on July 14, 2010.  This change in name was approved by resolution of the Board of Directors and the majority shareholders of the Company on July 13, 2010 and was included in the OTC Equity Issuer Notification package submitted to FINRA on July 22, 2010 notifying FINRA of both the name change and intended reverse stock split.

Item 9.01

Financial Statements and Exhibits.

Exhibit No.

   3.1

Certificate of Amendment as filed with the Nevada Secretary of State on July 14, 2010.

Northstar Global Business Services, Inc. Formerly Med Gen, Inc.

By:	/s/ Lorin Rosen Streim, Esq.
Lorin Rosen Streim, Esq. Secretary

Date:  August 4, 2010